SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2003

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11750	74-1668471
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 No. Hercules Avenue, Clearwater, Florida		33765
(Address of principal executive offices)		(Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press Release, dated October 31, 2003, of Aerosonic Corporation

Item 12.	Results of Operations and Financial Condition.

On October 31, 2003, Aerosonic Corporation issued a press release announcing, among other things, the filing of its Annual Report on Form 10-K for the fiscal year ended January 31, 2003 and its revenue, net earnings and shareholders equity for such fiscal year. Aerosonic’s press release also summarized the restatement of its financial statements and announced that Aerosonic expects sales for fiscal year 2004 to exceed $30 million. A copy of Aerosonic’s October 31, 2003 press release is being filed as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2003	AEROSONIC CORPORATION By: /s/ David A. Baldini David A. Baldini President & Chief Executive Officer